UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 10, 2010

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Thirteenth Amendment to Credit Agreement

Carrizo Oil & Gas, Inc. (the “Company”) entered into the Thirteenth Amendment (the “Thirteenth Amendment”) to the Credit Agreement dated as of May 25, 2006 among the Company, certain subsidiaries of the Company, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent (the “Credit Agreement”).

Pursuant to the Thirteenth Amendment, the Credit Agreement was amended to permit the transactions described below in Items 1.01 and 8.01 of this Current Report.  The Thirteenth Amendment was executed on August 23, 2010 and became effective on September 10, 2010, the date of the closing of such transactions.

The foregoing description of the Thirteenth Amendment is not complete and is qualified by reference to the complete document, which is filed as an exhibit to this Current Report and incorporated by reference herein.

Amendments to Avista Joint Venture

In connection with the execution of the agreements to enter into the transactions described below in Item 8.01 of this Current Report, on August 4, 2010, the Company and its existing joint venture partner, an affiliate of Avista Capital Partners, LP (Avista Capital Partners, LP, together with its affiliates, “Avista”) entered into Amendment No. 1 (“Amendment No. 1”) to that certain Participation Agreement (the “Participation Agreement”), dated November 3, 2008 and effective August 1, 2008, among the Company, the Company’s joint venture subsidiary, Avista Capital Partners II, L.P. and ACP II Marcellus, LLC (“ACP II”).  Amendment No. 1 provides that the proceeds from the sales of the Company’s and Avista’s properties to Reliance Marcellus II, LLC (“Reliance”), a wholly-owned subsidiary of Reliance Holding USA, Inc. and an affiliate of Reliance Industries Limited, would be allocated separately and not subject to the joint venture allocation provisions of the original Participation Agreement.  Amendment No. 1 also provides that profits interest distributions to the Company with respect to Avista’s sale of properties to Reliance would be principally based upon the return on investment and internal rates of return associated with such properties.

In connection with the closing of the transactions described below in Item 8.01 of this Current Report, on September 10, 2010, the Company entered into an Omnibus Amendment (the “Omnibus Amendment”) that amends the Participation Agreement and other joint venture agreements with Avista.  The Omnibus Amendment provides that the properties that the Company and Avista have sold to Reliance, as well as the properties the Company commits to the new joint venture with Reliance, are not subject to the terms of the Avista joint venture, and that the Avista joint venture’s area of mutual interest will generally not include Pennsylvania, in which those properties are located.

The foregoing descriptions of Amendment No. 1 and the Omnibus Amendment are not complete and are qualified by reference to the complete documents, which are filed as exhibits to this Current Report and incorporated by reference herein.

Item 8.01                      Other Events.

On September 10, 2010, the Company completed the sale of 20% of its interests in oil and gas properties in parts of Pennsylvania in the Marcellus Shale to Reliance.  Under the purchase and sale agreement for this transaction, the Company received at the closing of the transaction $11.4 million in cash, with up to $1.7 million more expected in 2010.  As part of the consideration for the purchase, Reliance has committed to pay 75% of certain of the Company’s future development costs up to approximately $52 million, as further described below.  Simultaneous with the closing of this transaction, ACP II, which is the Company’s already existing joint venture partner in the Marcellus Shale, closed the sale of its entire interest in the same properties to Reliance for approximately $327 million.  Because of the Company’s interest in ACP II, the Company expects to receive up to approximately $44 million in cash distributions based on Avista’s sale to Reliance. The amounts to be received by Avista and the Company are subject to adjustment, pending completion of land and title matters. At the same time, the Company and Reliance also entered into agreements to form a new joint venture with respect to the interests being purchased by Reliance from the Company and Avista.  The new Carrizo/Reliance joint venture agreement covers approximately 104,400 gross acres in northern and central Pennsylvania.  Under the terms of the agreement, the Company generally retained a 40% working interest in the acreage and Reliance generally acquired a 60% working interest.  In addition to funding its own share of future development obligations, Reliance agreed to fund 75% of the Company’s portion of these costs until September 2012 or until the earlier full utilization of the up to $52 million development carry, subject to certain conditions and extensions.  The Company will continue as operator with Reliance having the right to assume operations in certain parts of central Pennsylvania beginning in September 2011.  The Company’s Marcellus joint venture with Avista will continue and now covers approximately 140,000 gross acres, primarily in West Virginia and New York.

_________________

Statements in this Current Report and the exhibits thereto that are not historical facts, including those related to the new and existing joint ventures and sales transaction (including their benefits, results, effects and timing), the receipt and amount of additional post-closing consideration from Reliance, the receipt and amount of distributions from ACP II, the development carry, capital expenditures, Reliance’s funding and access to capital are forward-looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include purchase price and drilling carry adjustments, lease consents and similar matters, the existence of title defects, amounts ultimately received by and from Avista, actions by joint venture partners, delays, costs and difficulties relating to the purchase and joint venture transactions, results of exploration activities, commodity price changes, capital needs and uses, market and other conditions and other risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, its Quarterly Reports on Form 10-Q for the quarters ended March 30, 2010 and June 30, 2010 and its other filings with the Securities and Exchange Commission.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1
Thirteenth Amendment to Credit Agreement, dated as of August 23, 2010 and effective as of September 10, 2010, among Carrizo Oil & Gas, Inc., as Borrower, certain Subsidiaries of the Borrower, as  Guarantors, the Lenders party thereto, and Wells Fargo  Bank, N.A., as administrative agent and issuing bank.

10.2
Amendment No. 1, dated as of August 4, 2010, to the Participation Agreement among Carrizo (Marcellus) LLC, Carrizo Oil & Gas, Inc., Avista Capital Partners II, L.P. and ACP II Marcellus LLC, effective as of August 1, 2008.

10.3	Omnibus Amendment among Carrizo (Marcellus) LLC, Carrizo Oil & Gas, Inc., Avista Capital Partners II, L.P. and ACP II Marcellus LLC, dated as of September 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title	Vice President and
Chief Financial Officer

Date:  September 16, 2010

Exhibit Index

Exhibit                                Description

10.1
Thirteenth Amendment to Credit Agreement, dated as of August 23, 2010 and effective as of September 10, 2010, among Carrizo Oil & Gas, Inc., as Borrower, certain Subsidiaries of the Borrower, as  Guarantors, the Lenders party thereto, and Wells Fargo  Bank, N.A., as administrative agent and issuing bank.

10.2
Amendment No. 1, dated as of August 4, 2010, to the Participation Agreement among Carrizo (Marcellus) LLC, Carrizo Oil & Gas, Inc., Avista Capital Partners II, L.P. and ACP II Marcellus LLC, effective as of August 1, 2008.

10.3	Omnibus Amendment among Carrizo (Marcellus) LLC, Carrizo Oil & Gas, Inc., Avista Capital Partners II, L.P. and ACP II Marcellus LLC, dated as of September 10, 2010.